Exhibit 99.2(b)

ADAPTI, INC.

PROFORMA FINANCIAL STATEMENTS

AS OF AND FOR THREE MONTHS ENDED JUNE 30, 2025

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Adapti, Inc.

Proforma Condensed Combined Balance Sheets

(unaudited)

	Ballengee	Adapti	Proforma Adapti
	June 30,	June 30,	June 30,
	2025	2025	2025
ASSETS
Current Assets:
Cash	$349,353	$89,863	$439,216
Accounts receivable, net of allowance	56,356	696	57,052
Prepaid expenses	17,148	-	17,148
Commissions receivable-current	5,670,489	-	5,670,489
ROU Asset- current	300,000	-	300,000
Total Current Assets	6,393,346	90,559	6,483,905

Equipment, net	-	-	-
Commissions receivable- long term	2,847,500	-	2,847,500
Present value of contracts receivable	-	-	19,180,000
Intangible asset - brand value	-	-	5,956,401
ROU Asset- long term	812,763	-	812,763
Total Long Term Assets	3,660,263	-	28,796,664

TOTAL ASSETS	$10,053,609	$90,559	$35,280,569

LIABILITIES AND STOCKHOLDERS’ EQUITY/ (DEFICIT)
Current Liabilities:
Accounts payable and accrued liabilities	$545,808	$673,260	$1,219,068
Convertible notes payable, accrued interest	-	277,967	277,967
Related party convertible notes payable, accrued interest	252,500	217,096	7,969,596
Related party notes payable, accrued interest	-	248,077	248,077
Due to related parties	795,735	-	795,735
Line of credit	511,272	-	511,272
Commissions payable, current	2,951,742	-	2,951,742
Operating lease liability, current	300,000	-	300,000
Total Current Liabilities	5,357,057	1,416,400	14,273,457

Long term debt	80,900	-	80,900
Commissions payable, long term	1,439,290	-	1,439,290
Operating lease liability, long term	812,763	-	812,763
EIDL loans	-	7,000	7,000
Total Long - Term Liabilities	2,332,953	7,000	2,339,953

Total Liabilities	7,690,010	1,423,400	16,613,410

Stockholders’ Deficit:

Preferred Stock, par value $0.001, authorized 20,000,000 issued zero at June 30, 2025 and March 31, 2025, respectively	-	-	-
Common stock, $0.001 par value, Authorized 200,000,000, 1,539,259 and 1,532,388 shares outstanding at June 30, 2025 and March 31, 2025, respectively	-	1,539	8,039
Additional paid-in capital	23,739,186	8,473,080	28,466,580
Accumulated deficit	(21,375,587)	(9,807,460)	(9,807,460)
Total Stockholders’ Deficit	2,363,599	(1,332,841)	18,667,159
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,053,609	$90,559	$35,280,570

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Adapti, Inc.

Proforma Condensed Combined Statements of Operations

(unaudited)

	Ballengee For the Three Months Ended June 30, 2025		Adapti For the Three Months Ended June 30, 2025	Proforma June 30, 2025

Revenues		$2,479,762	$664	$2,480,426
Cost of revenue (1)(2)		1,295,720	-	1,295,720
Gross Profit		1,184,042	664	1,184,706

Operating Expenses
General and administrative		$535,958	$47,251	$583,209
Professional fees		270,555	231,707	502,262
Total Operating Expenses		806,513	278,958	1,085,471

Income (Loss) from operations		377,529	(278,294)	99,235

Other Expense
Other income (expense)		-	-	-
Interest expense		(23,798)	(16,771)	(40,569)
Net Other Expense		(23,798)	(16,771)	(40,569)

Net Income (Loss)		$(353,731)	$(295,065)	$58,666

Net Loss Per Common Share: Basic and Diluted	$		$(0.192)	$(0.038)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted			1,539,259	1,539,259

Note 1: “Agent to the Stars” salary which is part of contract labor for $195,000 was reclassed to general and administrative expenses.

Note 2: Includes marketing passthrough expenses, agent expenses, contract labor and commission expenses. Please see Notes 1 above.

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Adapti, Inc.

Proforma Condensed Combined Statements of Changes in Stockholders’ Equity

For the three months ended June 30, 2025 and 2024

(unaudited)

	Common Stock		Membership
	Number of Shares	Amount	Units	Amount	Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance - March 31, 2024	1,483,555	1,484	10,000	$-	$31,029,191	$(27,775,875)	$3,254,800

Common shares issued for stock compensation	10,417	10			95,823		95,833
Member contributions and distributions			-	-	362,237	-	362,237
Common shares issued for acquisition	6,500,000	6,500			(3,337,924)	19,223,626	15,892,202
Net loss			-	-	-	(278,833)	(278,833)

Balance - June 30, 2024	7,993,972	7,994	10,000	$-	$28,149,327	$(8,831,082)	$19,326,241

Balance March 31, 2025	1,532,388	1,532	10,000	$-	$31,662,272	$(31,197,097)	$466,708

Adjustment	32
Member contributions and distributions	-		-	-	-	-	-
Common shares issued for acquisition	6,500,000	6,500			(3,195,686)	21,684,703	18,495,518
Net loss			-	-	-	(295,066)	(295,066)

Balance - June 30, 2025	8,032,420	8,032	10,000	$-	$28,466,586	$(9,807,460)	$18,667,159

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Adapti, Inc.

Proforma Condensed Combined Statement of Cash Flows

(unaudited)

	Ballengee for the three months Ended June 30, 2025	For the three months ended June 30, 2025	Adapti Proforma three months ended June 30, 2025	Ballengee for the three months ended June 30, 2024	For the three months ended June 30, 2024	Adapti Proforma for the three months ended June 30, 2024
OPERATING ACTIVITIES:
Net Income (loss)	$(353,721)	(295,065)	58,666	$1,410,393	(278,833)	1,131,560
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock based compensation		-	-		95,832	95,832
Accrued interest		-	-		-	-
Issuance of notes payable for outstanding accounts payable		-	-			-
Contracts receivable	(366,582)	(57)	(366,639)	(519,688)	1,100	(518,588)
Prepaid Expenses	(17,148)	-	(17,148)	-	-	1,620
Accrued interest	2,500	16,771	19,271	-	9,723	9,723
Commissions payable	415,197	-	415,197	-		-
Accounts payable and accrued liabilities	(528,306)	167,642	(360,664)	(58,943)	172,353	113,410
Net Cash Provided By (Used in) Operating Activities	(140,607)	(110,709)	(251,316)	831,762	176	831,938

INVESTING ACTIVITIES:

Proceeds from related party notes payable	250,000	-	250,000	-	-	-
Advances Jorgan Development	798,735	-	798,735	154,000	-	154,000
Net Cash Provided by (Used in) Investing Activities	1,048,735	-	1,048,735	154,000	-	154,000

FINANCING ACTIVITIES:

Net cash (payments) line of credit	(1,108,781)	-	(1,108781)	(1,042,411)	-	(1,042,411)
Net contributions from BSG Holdings, LLC	550,000	-	550,000	-	-	-
Proceeds from notes payable	-	200,000	200,000	-	-	-
Net Cash Provided by (Used in) Financing Activities	(558,782)	200,000	(358,781)	(1,042,411)	-	1,042,411

Net increase (decrease) in cash	349,348	89,291	439,639	(56,649)	176	(56,473)
Cash, beginning of period	5	572	577	126,508	702	127,210
Cash, end of period	$349,353	89,863	439,216	69,858	878	70,736

Supplemental cash flow information
Cash paid for interest	$-	-	-	$-	-	-
Cash paid for taxes	$-	-	-	$-	-	-

Non-cash transactions:
Issuance of note payable	$-	200,000	200,000	$-	70,418	70,418

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The Company accounts for all business combinations in accordance with Financial Accounting Standards Board (“FASB”) ASC 805, “Business Combinations” (“ASC 805”), using the acquisition method of accounting. Under this method, assets and liabilities, including any remaining non-controlling interests, are recognized at fair value at the date of acquisition. The excess of the purchase price over the fair value of assets acquired, net of liabilities assumed, and is recognized as goodwill. Certain adjustments to the assessed fair values of the assets, liabilities, may be made to the acquisition date, but within the measurement period, which is up to one year, are recorded as adjustments to goodwill. Any adjustments subsequent to the measurement period would be recorded as income. Results of operations of the acquired entity are included in the Company’s results from operations from the date of the acquisition onward and include amortization expense arising from acquired assets. The Company expenses all costs as incurred related to an acquisition in statements of operations.

Ballengee Group

Amended and Restated Membership Interest Purchase Agreement

On July 14, 2025, Adapti, Inc. (the “Company”) entered into an amended and restated membership interest purchase agreement (the “Purchase Agreement”) with BSG Holdings, LLC and JBAH Holdings, LLC (“Sellers”), pursuant to which the Company acquired, from the Sellers, 100% of the outstanding membership interests (“Membership Interests”) of Ballengee Group, LLC (“Ballengee”), a Texas-based sports agency. The acquisition of the Membership Interests closed on July 14, 2025 (the “Closing Date”).

Pursuant to the Purchase Agreement, as consideration for the acquisition of the Membership Interest, the Company is required to pay the Sellers, pro rata, the following aggregate consideration (collectively, the “Consideration”): (i) 6,500,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) valued at $20,000,000, based on the volume-weighted average price per share of the Common Stock for the ten trading days prior to closing (the “Stock Consideration”), (ii) a participating promissory note having a principal amount of $7,500,000 (the “Note(s)”), and (iii) up to $20,000,000 in earnout consideration to paid over a four (4) year period on the achievement of certain milestones by Ballengee post-acquisition (the “Earnout Consideration”).

Participating Notes

The Notes were issued on the Closing Date and have: (i) a maturity date of June 30, 2030, and (ii) an interest rate of five percent (5%) per annum. Prior to the maturity date, the Company is required to make mandatory payments on the Notes: (i) in the event the Company completes an offering of its securities resulting in gross proceeds of at least $250,000, and (ii) from free cash flow generated by Ballengee, as a standalone entity.

Earnout Consideration

The Earnout Consideration is payable in Common Stock over a four (4) year period beginning on January 1, 2025 and ending on December 31, 2028 (each year, an “Earnout Year”). For each Earnout Year, based on Ballengee’s earnings before interest, taxes, depreciation and amortization (“EBITDA”), the Sellers will receive the following aggregate consideration: (i) no Earnout Consideration will be earned if EBITDA is less than $2,000,000, (ii) Earnout Consideration will equal EBITDA for EBITDA between $2,000,000 and $5,000,000, and (iii) Earnout Consideration will be $5,000,000 for EBITDA of $5,000,000 or more. The valuation of the Earnout Consideration Common Stock will be valued using the volume weighted average closing price of the Common Stock for the ten (10) trading days immediately prior to December 31 of each applicable Earnout Year.

Ballengee continued its operations uninterrupted during closing and retained certain key employees. The exchange agreement included customary representations, warranties and covenants of the parties. The closing of the exchange agreement was subject to certain closing conditions, including that the Members have not materially misrepresented any of the representations contained in the exchange agreement and its exhibits.

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The Company has combined the acquisition effective June 30, 2025 to simplify the accounting under ASC 805 purchase accounting as it pertains to the acquisition of the Ballengee Group, LLC.

The following table summarizes the provisional unaudited purchase price allocations relating to the Ballengee acquisition:

Preliminary Provisional
Purchase Price
Allocation
Cash	$349,353
Total assets	9,704,256
Liabilities	(7,690,010)
Net assets acquired	$2,363,599

Preliminary Provisional
Purchase Price
Allocation
Cash	$349,353
Total assets	9,704,256
Present value of contract receivables	19,180,000
Intangible asset- brand value	5,956,401
Liabilities	(7,690,010)
Net	$27,500,000

The purchase price for the acquisition was allocated to the fair value of the assets acquired and liabilities assumed based on the estimates of the fair values at the acquisition date.

The unaudited pro forma information set forth above is for informational purposes only. The pro forma information should not be considered indicative of actual results that would have been achieved if the Ballengee acquisition had occurred on June 30, 2025. The unaudited supplemental pro forma financial information was calculated by combining the Company’s results with the stand-alone results of Ballengee for the identified periods, which were adjusted for certain transactions and other costs that would have occurred during this pre-acquisition period.

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